Exhibit 10.1
AMENDMENT
TO
AMENDED AND RESTATED SECURED CONVERTIBLE TERM NOTE
AND
SECURED TERM NOTE
     THIS AMENDMENT TO AMENDED AND RESTATED SECURED CONVERTIBLE TERM NOTE AND SECURED TERM NOTE (this “Amendment”) is entered into as of November 5, 2007 by and among Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”) and PSource Structured Debt Limited (“PSource” and together with Laurus, Valens U.S. and Valens Offshore, the “Holders”), and Silicon Mountain Holdings, Inc. (“SM Holdings”), Silicon Mountain Memory, Incorporated (“Silicon Mountain”) and VCI Systems, Inc. (“VCI”). Laurus, Valens U.S., Valens Offshore, PSource, SM Holdings, Silicon Mountain and VCI are sometimes referred to individually as a “Party” and collectively as the “Parties.”
WITNESSETH:
     WHEREAS, the Parties are parties to that certain Amended and Restated Convertible Term Note, dated August 28, 2007 (as amended, modified or supplemented from time to time, the “Convertible Note”), and have agreed to defer a portion of the principal payments under the Convertible Note as reflected below in exchange for the consideration described below;
     WHEREAS, Laurus, as the holder of the Secured Term Note, dated September 25, 2006 (as amended, modified or supplemented from time to time, the “Term Note”), Valens U.S., Valens Offshore, PSource, each as an assignee of the Term Note, and Silicon Mountain and VCI, collectively as the issuer of the Term Note, and SM Holdings, as the guarantor of the Term Note, have agreed to defer a portion of the principal payments under the Term Note as reflected below in exchange for the consideration described below.
     WHEREAS, the Parties desire and intend to amend Section 1.3 of the Convertible Note and Section 1.3 of the Term Note as reflected below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Security and Purchase Agreement, dated as of September 25, 2006 by and between Laurus and Silicon Mountain and VCI as amended, modified or supplemented from time to time, the “Security Agreement”).
     2. Amendments. The following provisions of the Convertible Note and of the Term Note shall be modified as indicated as follows and such modification shall be effective as of the date of this Amendment:
     (a) Amendment to Convertible Note and Term Note. Section 1.3 of the

Convertible Note and Section 1.3 of the Term Note are hereby amended by inserting the below sub-paragraph (a) to the end of Section 1.3 of the Convertible Note and Section 1.3 of the Term Note:
     “(a) Deferred Payments. Notwithstanding the preceding paragraph of this Section 1.3, during the period commencing on and including November 1, 2007 through April 30, 2008 (the “Deferred Payment Period”), the Companies shall be required to pay a Monthly Amount on each Amortization Date equal to Twenty Five Thousand Dollars ($25,000) with the remaining one-half of the Monthly Amount to be deferred (the “Deferred Amount”). The Deferred Amount shall be amortized over and paid in equal amounts in addition to each Monthly Amount scheduled on or after May 1, 2008 under this Note (prior to giving effect to this Amendment). As a result, following the conclusion of the Deferred Payment Period, the Monthly Amount payable by the Companies to the Holder on each Amortization Date, shall be equal to Fifty Eight Thousand Eight Hundred Twenty Three and Fifty Cents ($58,823.50). At all times, the Companies shall continue to pay any accrued and unpaid interest on the outstanding principal amount and any other unpaid amounts which are then owing under this Note, the Security Agreement and/or any other Ancillary Agreement.”
     3. Consideration. In consideration and exchange for the above amendments to the Convertible Note and Term Note, the Companies authorize LV Administrative Services, Inc., an affiliate of the Holders, to withdraw an aggregate of $30,000 from the Revolving Loan and distribute it as follows: Eight Thousand Nine Hundred Forty Five Dollars ($8,945.00)_to Laurus (the “Laurus Payment”), Five Thousand One Hundred Sixty Two and Seventy Three Cents ($ 5,162.73) to Valens U.S. (the “Valens US Payment”), Five Thousand One Hundred Dollars ($ 5,100.00) to Valens Offshore (the “Valens Offshore Payment”) and Ten Thousand Seven Hundred Ninety Two Dollars ($ 10,792.00) to PSource (the “PSource Payment” and together with the Laurus Payment, the Valens US Payment and the Valens Offshore Payment, the “Amendment Payment”).
     4. Tax. (a) With respect to the Laurus Payment, the Parties hereto agree that the fair market value of the Laurus Payment (as reasonably determined by the Parties) received in consideration of the amendments to the Convertible Note and Term Note is hereby designated as interest and, accordingly shall be treated as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the Convertible Note and Term Note for U.S. federal income tax purposes under and pursuant to Treasury Regulations Section 1.1001-3(e)(2)(iii), 1.1273-2(g)2(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall be deemed to modify or impair in any manner whatsoever the obligations from time to time owing by the Companies and/or its Subsidiaries to Laurus or its assigns under the Security Agreement, and other Ancillary Agreements, the Convertible Note and the Term Note.
     (b) With respect to the PSource Payment, the cash payment received in consideration of the amendments to the Convertible Note and Term Note made by PSource hereunder shall be treated for U.S. federal income tax purposes as a payment of additional interest. The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever the Companies and/or its Subsidiaries obligations from time to time owing to PSource or its assigns under the Security Agreement, and other Ancillary Agreements, the Convertible Note and the Term Note.
     5. Continued Validity. The Convertible Note and Term Note (including the provisions of the respective agreements not modified hereby), as modified by this Amendment, shall remain in full force and effect following the execution of this Amendment.
     6. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York.
     7. Captions. Section captions and headings used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.
     8. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
     9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.
     10. No Default. Each of SM Holdings, Silicon Mountain and VCI hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by each of SM Holdings, Silicon Mountain and VCI in connection with Security and Purchase Agreement, the Convertible Note, the Term Note and the Ancillary Agreements related thereto are true, correct and complete and (iii) on the date hereof, all of the Companies and its Subsidiaries covenant requirements set forth in the Security and Purchase Agreement and Ancillary Agreements related thereto have been met.
     11. Effectiveness. Each amendment set forth herein shall be effective as of the date first above written when (i) each of the Parties shall have executed this Amendment and (ii) the Amendment Payment shall have been paid in accordance with Section 3 above.
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IN WITNESS WHEREOF, the parties have executed this Amendment No. to Amended and
Restated Secured Convertible Term Note and Secured Term Note of the date first written above.

SILICON MOUNTAIN HOLDINGS, INC.

By:	/s/ Rudolph (Tré) A. Cates III

Rudolph (Tré) A. Cates III
President and Chief Executive Officer

SILICON MOUNTAIN MEMORY, INCORPORATED

By:	/s/ Rudolph (Tré) A. Cates III

Rudolph (Tré) A. Cates III
President and Chief Executive Officer

VCI SYSTEMS, INC.

By:	/s/ Rudolph (Tré) A. Cates III

Rudolph (Tré) A. Cates III
President and Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:	/s/ Scott Bluestein

Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein

Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein

Name:	Scott Bluestein
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: Laurus Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein

Name:	Scott Bluestein
Title:	Authorized Signatory